Exhibit 99.1

Atara Biotherapeutics Announces Third Quarter 2024 Financial Results and Operational Progress

Tab-cel® U.S. BLA On-Track With PDUFA Target Action Date of January 15, 2025

First Patient Dosed for ATA3219 Non-Hodgkin’s Lymphoma Study; Initial Clinical Data Expected Q1 2025

ATA3219 Lupus Nephritis and Extrarenal Systemic Lupus Erythematosus Study Initiation Expected by End of Year; Initial Clinical Data Expected Mid-2025

Cash Runway Into 2027 Enables Key Pipeline Readouts

THOUSAND OAKS, Calif.—November 12, 2024—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the third quarter 2024, recent business highlights, and key upcoming milestones.

“With the first patient now enrolled in our Phase 1 NHL trial of ATA3219, we have taken an important step in applying our proven Epstein-Barr virus platform to the significant opportunity in allogeneic CAR T,” said Cokey Nguyen, Ph.D., President and Chief Executive Officer of Atara. “The first quarter of 2025 is positioned to be transformational for the company, with the potential for FDA approval of tab-cel and transition of this business to our partner Pierre Fabre, repositioning Atara as a fully focused allogeneic CAR-T company with multiple near-term data milestones for our lead program in oncology and autoimmune indications.”

Tabelecleucel (tab-cel® or EbvalloTM) for Post-Transplant Lymphoproliferative Disease (PTLD)

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Tab-cel biologics license application (BLA) is on track with Priority Review and a Prescription Drug User Fee Act (PDUFA) target action date of January 15, 2025
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A U.S. Food and Drug Administration (FDA) advisory committee meeting is not planned
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Atara has the potential to receive an additional $60 million milestone payment from Pierre Fabre contingent upon FDA approval of the tab-cel BLA

ATA3219: CD19 Program in Non-Hodgkin’s Lymphoma (NHL)

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First patient treated in ongoing Phase 1 clinical study of ATA3219 for NHL, including large B-cell lymphomas, follicular lymphoma, and mantle cell lymphoma
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Study designed to evaluate safety, preliminary efficacy, pharmacokinetics, and biomarkers
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Initial clinical data anticipated in Q1 2025

ATA3219: CD19 Program in Lupus Nephritis (LN)

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Atara expects to initiate a Phase 1 study of ATA3219 as a monotherapy for the treatment of systemic lupus erythematosus (SLE) with kidney involvement (lupus nephritis [LN]) by end of year with initial clinical data anticipated in mid-2025

ATA3219: CD19 Program in Extrarenal Systemic Lupus Erythematosus (ERL) Without Lymphodepletion (LD)

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Atara expanded the Phase 1 LN study of ATA3219 with an additional cohort in ERL without LD, and expects initiation by end of year with initial clinical data anticipated in mid-2025
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The elimination of LD is designed to further simplify the treatment regimen and to potentially provide a differentiated safety profile to patients without comprising efficacy, which may improve patient access

ATA3431: CD19/CD20 Program for B-Cell Malignancies

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Atara is progressing toward an IND submission in Q4 2025

Leadership and Board of Directors Update

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As previously announced, on September 9, 2024, Cokey Nguyen, Ph.D. became President and CEO and Pascal Touchon assumed the role of Chairman of the Board of Directors
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Greg Ciongoli, founder and managing partner of Adiumentum Capital Management, joined Atara’s Board of Directors
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Eric Hyllengren has been appointed to serve as the Company’s Chief Operating Officer, in addition to his role as Chief Financial Officer

Third Quarter 2024 Financial Results

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Cash, cash equivalents and short-term investments as of September 30, 2024 totaled $67.2 million, as compared to $35.3 million as of June 30, 2024. This includes a $20 million milestone payment related to the tab-cel BLA acceptance that was received from Pierre Fabre in August 2024, $15.5 million from Pierre Fabre for the purchase of certain existing tab-cel intermediate inventory in September 2024, and gross proceeds of $36 million from a registered direct offering completed in September 2024. The financing was led by existing top institutional investors with participation from a new strategic investor and was completed at a 15% premium to Atara’s 7-day volume-weighted average price
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Net cash used in operating activities was $4.0 million for the third quarter 2024, as compared to $51.3 million in the same period in 2023
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Q3 2024 net cash used in operating activities included a $6.0 million sub-licensing fee payment, which was paid to Memorial Sloan Kettering Cancer Center (MSK) under protest, as Atara does not believe it owes this under the terms of its license agreements with MSK. Atara is entering into evaluative non-binding mediation to potentially resolve this disagreement
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Total revenues were $40.2 million for the third quarter 2024, as compared to $2.1 million for the same period in 2023. Total revenues increased by $38.1 million year over year, primarily due to revenue recognized as a result of additional obligations for the expanded partnership with Pierre Fabre and accelerated recognition of existing deferred revenue due to the planned transition of substantially all activities relating to tab-cel at the time of BLA approval and transfer to Pierre Fabre
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $7.7 million for the third quarter 2024, as compared to $12.4 million for the same period in 2023
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Research and development expenses were $43.9 million for the third quarter 2024, as compared to $56.9 million for the same period in 2023
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Research and development expenses include a $6.0 million sub-licensing fee, which was paid to MSK under protest, whereas third quarter 2023 had no such comparable expense
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Research and development expenses also include $2.9 million of non-cash stock-based compensation expenses for the third quarter 2024, as compared to $6.8 million for the same period in 2023
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General and administrative expenses were $10.4 million for the third quarter 2024, as compared to $12.2 million for the same period in 2023
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General and administrative expenses include $3.5 million of non-cash stock-based compensation expenses for the third quarter 2024, as compared to $4.4 million for the same period in 2023
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Atara reported net losses of $21.9 million, or $2.93 per share, for the third quarter 2024, as compared to $69.8 million, or $16.40 per share, for the same period in 2023

2024
Outlook and Cash Runway
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Atara expects full year 2024 operating expenses to decrease by approximately 35% from 2023
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The large majority of the year-over-year operating expense reduction began in Q2 2024 and is expected to continue for the remainder of the year
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Atara expects that cash, cash equivalents, short-term investments, and accounts receivable as of September 30, 2024, plus the items noted below, in total will enable funding of planned operations into 2027:

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additional $60 million approval milestone from Pierre Fabre contingent upon the approval of the tab-cel BLA;
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additional anticipated purchases of tab-cel inventory through the manufacturing transfer date by Pierre Fabre;
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anticipated reimbursement for tab-cel global development costs through the BLA transfer by Pierre Fabre;
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operating efficiencies resulting from completed workforce reductions;
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the planned transition of substantially all activities relating to tab-cel at the time of the BLA transfer to Pierre Fabre potentially as early as Q1 2025, which will further reduce quarterly operating expenses; and
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anticipated royalties from sales of tab-cel by Pierre Fabre in the U.S. post BLA approval

About ATA3219

ATA3219 combines the natural biology of unedited T cells with the benefits of an allogeneic therapy. It consists of allogeneic Epstein-Barr virus (EBV)-sensitized T cells that express a CD19 CAR construct for the treatment of CD19+ relapsed or refractory B-cell malignancies, including B-cell non-Hodgkin’s lymphoma and B-cell mediated autoimmune diseases including systemic lupus erythematosus. ATA3219 has been optimized to offer a potential best-in-class profile, featuring off-the-shelf availability. It incorporates multiple clinically validated technologies including a modified CD3ζ signaling domain (1XX) that optimizes expansion and mitigates exhaustion, enrichment during manufacturing for a less differentiated phenotype for robust expansion and persistence and retains the endogenous T-cell receptor without gene editing as a key survival signal for T cells contributing to persistence.

About ATA3431

ATA3431 is an allogeneic, bispecific CAR directed against CD20 and CD19, built on Atara’s EBV T-cell platform. The design consists of a tandem CD20-CD19 design, with binders oriented to optimize potency. Dual targets address the limitations of single antigen loss and tumor variability. ATA3431 features a novel 1XX signaling domain, memory phenotype, and retained, unedited T-cell receptor. Preclinical data have demonstrated early evidence of antitumor activity, long-term persistence, and superior tumor growth inhibition compared to an autologous CD19/CD20 CAR T benchmark.

Next-Generation Allogeneic CAR T Approach

Atara is focused on applying Epstein-Barr virus (EBV) T-cell biology, featuring experience in over 600 patients treated with allogeneic EBV T cells, and novel chimeric antigen receptor (CAR) technologies to meet the current limitations of autologous and allogeneic CAR therapies head-on by advancing a potential best-in-class CAR T pipeline in oncology and autoimmune disease. Unlike gene-edited approaches aimed at inactivating T-cell receptor (TCR) function to reduce the risk for graft-vs-host disease, Atara’s allogeneic platform maintains expression of the native EBV TCR that promotes in vivo functional persistence while also demonstrating inherently low alloreactivity due to their recognition of defined viral antigens and partial human leukocyte antigen (HLA) matching. A molecular toolkit of clinically-validated technologies—including the 1XX signaling domain designed for better cell fitness and less exhaustion while maintaining stemness—offers a differentiated approach to addressing significant unmet need with the next generation CAR T.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases, in addition to next-generation AlloCAR-Ts designed for best-in-class opportunities across a broad range of hematological malignancies and B-cell driven autoimmune diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel®, including the BLA and potential indications, the potential characteristics and benefits of tab-cel®, and the progress and results of, and prospects for, the global partnership with Pierre Fabre Laboratories involving tab-cel®, and the potential financial benefits to Atara as a result of the global partnership with Pierre Fabre Laboratories, including the receipt, timing and amount of any payments to be received by Atara thereunder; (2) the development, timing and progress of Atara’s AlloCAR-T programs (including ATA3219 and ATA3431), including the timing of the start of any clinical trials, the timing of the availability of data from such clinical trials, the timing of submissions of regulatory applications, and the potential benefits, characteristics, safety and efficacy of such product candidates or product candidates emerging from such programs; (3) Atara’s cash runway, the timing and receipt of potential milestone and other payments, and operating expenses, including Atara’s ability to fund its planned operations into 2027; and (4) Atara’s planned transition of substantially all activities relating to tab-cel at the time of the BLA transfer to Pierre Fabre and the timing thereof. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the COVID-19 pandemic and the wars in Ukraine and the Middle East, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$46,453	$25,841
Short-term investments	20,736	25,884
Restricted cash	146	146
Accounts receivable	1,335	34,108
Inventories	13,980	9,706
Other current assets	9,205	6,184
Total current assets	91,855	101,869
Property and equipment, net	1,661	3,856
Operating lease assets	45,833	54,935
Other assets	3,357	4,844
Total assets	$142,706	$165,504

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,146	$3,684
Accrued compensation	7,768	11,519
Accrued research and development expenses	6,077	17,364
Deferred revenue	116,344	77,833
Other current liabilities	23,644	31,826
Total current liabilities	155,979	142,226
Deferred revenue - long-term	470	37,562
Operating lease liabilities - long-term	35,243	45,693
Liability related to the sale of future revenues - long-term	37,584	34,623
Other long-term liabilities	3,969	4,631
Total liabilities	$233,245	$264,735

Stockholders’ (deficit) equity:
Common stock	1	—
Additional paid-in capital	1,951,298	1,870,123
Accumulated other comprehensive loss	22	(204)
Accumulated deficit	(2,041,860)	(1,969,150)
Total stockholders’ (deficit) equity	(90,539)	(99,231)
Total liabilities and stockholders’ (deficit) equity	$142,706	$165,504

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Commercialization revenue	$40,190	$2,020	$96,187	$3,697
License and collaboration revenue	—	118	—	624
Total revenue	40,190	2,138	96,187	4,321
Costs and operating expenses:
Cost of commercialization revenue	7,602	2,615	14,214	5,726
Research and development expenses	43,924	56,888	122,762	175,185
General and administrative expenses	10,421	12,247	30,446	39,454
Total costs and operating expenses	61,947	71,750	167,422	220,365
Loss from operations	(21,757)	(69,612)	(71,235)	(216,044)
Interest and other income (expense), net	(169)	(204)	(1,468)	372
Loss before provision for (benefit from) income taxes	(21,926)	(69,816)	(72,703)	(215,672)
Provision for (benefit from) income taxes	(17)	(19)	7	4
Net loss	$(21,909)	$(69,797)	$(72,710)	$(215,676)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	36	362	226	1,496
Comprehensive loss	$(21,873)	$(69,435)	$(72,484)	$(214,180)

Basic and diluted net loss per common share	$(2.93)	$(16.40)	$(11.34)	$(51.27)

Basic and diluted weighted-average shares outstanding	7,466	4,256	6,414	4,207

Investor and Media Relations:
Jason Awe, Ph.D.
Head of Corporate Communications & Investor Relations
(805) 217-2287
jawe@atarabio.com

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